Exhibit 99.1

Trump Media Reports First Quarter 2025 Results

~ Ended First Quarter with $759.0 Million in Cash/Investments ~

~ Operations Consumed Just $9.7 Million of Cash Despite
$10.9 Million in Primarily Legacy Legal Fees ~

~ Diversified into FinTech and Financial Services with Launch of Truth.Fi ~

~ Preparing to Launch Truth+ Subscription Service ~

~ Eyeing Further Expansion through Mergers/Acquisitions ~

SARASOTA, Fla., May 09, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) ("Trump Media" or the "Company"), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, is announcing financial results for the fiscal quarter ending on March 31, 2025, and is filing its 10-Q with the Securities and Exchange Commission (the "SEC") today.

In the first quarter Trump Media maintained a strong balance sheet, ending the quarter with $759.0 million of cash, cash equivalents, and short-term investments. The Company believes this amount of liquidity, in conjunction with Trump Media’s low operating costs and low cash burn rate, will fully enable it to pursue all its expansion plans, including enhancing its existing platforms, diversifying into fintech and financial services, and pursuing potential mergers and acquisitions.

In the first quarter, Trump Media pursued its mission with the following actions:

•	Introduced the Truth.Fi fintech and financial services brand.
•
Partnered with Crypto.com and Yorkville America Digital to develop a slate of customized exchange-traded funds and products (collectively, “ETFs”) with America-First themes incorporating both cryptocurrencies and traditional securities.

•	Partnered with Index Technologies Group and Yorkville America Equities to develop a slate of customized separately managed accounts (“SMAs”) with America-First themes.
•
Adopted a financial services and fintech strategy that includes investing up to $250 million, to be custodied by Charles Schwab, in assets including Truth.Fi’s own financial products, cryptocurrencies, and other securities.

•	Secured payment processing capabilities for the Truth Social and Truth+ platforms.
•	Debuted on the New York Stock Exchange in Texas, complementing the Company’s listing on the Nasdaq.
•	Launched an app to stream Truth+ content on Roku television sets alongside numerous other connected TV brands.

Trump Media also recently obtained shareholder approval for the Company’s reincorporation in Florida, which became effective on April 30.

Described in Trump Media’s recent letter to shareholders, the Company’s ambitious growth strategy envisions expanding all its current operations and moving into new realms, with Trump Media eventually evolving into a holding company for prime assets spanning numerous industries. The Company’s plans include:

•
Offering premium features on the Truth Social platform to subscribers of its Truth+ streaming service including an edit button, scheduled Truths, save drafts, expanded character counts, the ability to upload longer videos, and giving all Truth+ subscribers automatic verification on Truth Social with a red check badge and a Truth+ badge.

•	Monetizing the Truth+ platform, including through advertising and a subscription package with premium content, while continuing its efforts to secure new programming.
•
As part of a rewards program, introducing a utility token within a Truth digital wallet that can initially be used to pay for Truth+ subscription costs, and later be applied to other products and services in the Truth ecosphere.

•	Completing the launch this year of the Truth.Fi ETFs and SMAs.
•
Further diversifying into new sectors by forming partnerships with great companies that align with the Company’s mission, and acquiring crown jewel assets through mergers and acquisitions with top-quality companies.

Trump Media Chairman and CEO Devin Nunes said, “As we launched our diversification strategy last quarter, we developed unique financial products to meet the demand for non-woke funds that invest in superior American companies. We anticipate that this offering will just be the initial step in a wider expansion into new realms and industries, which will occur as we enhance both Truth Social and Truth+, including our plan to introduce a Truth+ subscription package with premium content. We are now taking every possible step to position the Company to expand robustly throughout the America-First economy.”

The Company had a low operating cash outflow of $9.7 million including combined interest income and revenues of $8.8 million for the quarter. Trump Media incurred $10.9 million in legal fees, including costs related to the Company's March 2024 merger with a special purpose acquisition company—one of the longest SPAC mergers in history. The fees include those incurred in litigation aiming to recoup merger-related damages from those individuals and entities that the Company alleges caused the delay of the SPAC through their wrongful acts, as well as expenses related to the Company’s reincorporation from Delaware to Florida.  Additionally, Trump Media had net losses including $19.6 million in non-cash expenses for stock-based compensation, depreciation and amortization, resulting in a GAAP net loss of $31.7 million and a GAAP operating loss of $39.5 million.

In the first quarter, the Company continued to focus on building out its ecosystem, improving its existing platforms, and diversifying into financial services. Trump Media believes its robust and uncancellable infrastructure, expanding range of services, and strong balance sheet that includes $759.0 million of cash and investments strongly positions the Company to begin implementing monetization plans on its platforms, fully launch Truth.Fi financial products, and continue pursuing new assets and/or partnerships, including via potential mergers and acquisitions.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including potential merger & acquisition activity, the rollout of products and features, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "soon," "goal," "intends," or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)

Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com